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                                                                 Exhibit 23 (a)


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Mykotronx, Inc. 1988 Restated Incentive Stock Option Plan for the registration of 225,456 shares of Rainbow Technologies, Inc. common stock of our report dated February 27, 1994, with respect to the consolidated financial statements and schedule of Rainbow Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


Orange County, California
June 13, 1995